UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
Current Report

________________

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2001

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	States of Incorporation	I.R.S. Employer I.D. Number
1-16163	WGL Holdings, Inc. 1100 H Street, N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912
1-1483	Washington Gas Light Company 1100 H Street, N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report:    None

Item 5. Other Events

Washington Gas Light Company (Washington Gas or the Company) announced on March 14, 2001 that it filed a notice of withdrawal with the Public Service Commission of Maryland (PSC of MD) withdrawing its May 17, 1999 Application for authority to implement an incentive rate plan. Subsequent to filing the May 17, 1999 application on January 6, 2000, the Company, the Maryland Office of People's Counsel, and the PSC of MD Staff jointly filed a settlement agreement to freeze rates and implement an incentive rate plan. The PSC of MD issued an order on October 19, 2000 that declined to approve the January 6, 2000 joint agreement. The Company filed a Request for Rehearing of the declined joint agreement on November 6, 2000. The decision to withdraw the Application renders moot the Request for Rehearing and, accordingly, the Company has also withdrawn that request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc.
and
Washington Gas Light Company
(Registrants)

Date                March 14, 2001                 /s/ Robert E. Tuoriniemi

                                                                                         Robert E. Tuoriniemi

Controller

(Principal Accounting Officer)